Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 26, 2024 on our audit of the consolidated financial statements of Marathon Bancorp, Inc. as of June 30, 2024 and 2023, and for the two years then ended. We also hereby consent to the reference of our firm under the heading “Experts” in the Prospectus included as part of the Registration Statement.

/s/ Bonadio & Co., LLP
Pittsford, New York
December 13, 2024